UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): June 9, 2021 (June 3, 2021) __________________
Univar Solutions Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	001-37443 (Commission File Number)	26-1251958 (I.R.S. Employer Identification No.)

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

(Address of principal executive offices, including zip code)

(331) 777-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class Common stock ($0.01 par value)	Trading Symbol(s) UNVR	Name of each exchange on which registered New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2021, Univar Solutions Inc. (the “Company”) and certain of its subsidiaries entered into the Sixth Amendment (the “Sixth Amendment”) to that certain credit agreement, dated July 1, 2015 (as amended prior to the Sixth Amendment, the “Credit Agreement” and as amended by the Sixth Amendment, the “Amended Credit Agreement”). Pursuant to the Sixth Amendment, JPMorgan Chase Bank, N.A. and certain other lenders agreed to provide a new USD Term B-6 loan facility in an aggregate principal amount of $1 billion (the loans thereunder, the “Term B-6 Loans”), the proceeds of which were used, in part, to refinance the Term B-3 loans. As of the date of the Sixth Amendment, $395,000,000.00 of Term B-5 loans remain outstanding under the Amended Credit Agreement (together with the Term B-6 Loans, the “Senior Term Facilities”).

The Senior Term Facilities are (i) secured by a first priority lien on substantially all assets of the loan parties (other than accounts receivable and inventory) and a second priority lien on accounts receivable and inventory and related collateral of the loan parties and (ii) guaranteed on a senior secured basis, jointly and severally, by the Company and certain of its subsidiaries. Guarantees and collateral provided by Univar Netherlands Holding B.V. and any future foreign loan parties are subject to certain agreed security principles.

The interest rates applicable to the loans under the Senior Term Facilities are based on, at the borrower’s option, (i) in the case of the Term B-6 Loans, a fluctuating rate of interest determined by reference to a base rate plus an applicable margin equal to 1.00% or a Eurocurrency rate plus an applicable margin equal to 2.00% (in each case with a 0.25% stepdown based on achievement of a specific leverage level). The interest rate applicable to the Term B-5 loans remain unchanged.

The foregoing summary of the Senior Term Facilities does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Sixth Amendment and the Amended Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 6, dated June 3, 2021, among Univar Solutions USA Inc., Univar Solutions Inc., Univar Netherlands Holding B.V., the several banks and financial institutions from time to time party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., to the Credit Agreement dated July 1, 2015, between Univar Solutions USA Inc., Univar Solutions Inc., Univar Netherlands Holding B.V., the several banks and financial institutions from time to time party thereto and Bank of America, N.A.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2021	UNIVAR SOLUTIONS INC.

	By:	/s/ Noelle J. Perkins
		Name:	Noelle J. Perkins
		Title:	Senior Vice President, General Counsel and Secretary

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